CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Brown Advisory Funds with respect to the Brown Advisory Growth Equity Fund, Brown Advisory Flexible Equity Fund, Brown Advisory Equity Income Fund, Brown Advisory Sustainable Growth Fund, Brown Advisory Mid-Cap Growth Fund, Brown Advisory Small-Cap Growth Fund, Brown Advisory Small-Cap Fundamental Value Fund, Brown Advisory Global Leaders Fund, Brown Advisory Intermediate Income Fund, Brown Advisory Total Return Fund, Brown Advisory Strategic Bond Fund, Brown Advisory Sustainable Bond Fund, Brown Advisory Maryland Bond Fund, Brown Advisory Tax Exempt Bond Fund, Brown Advisory Mortgage Securities Fund, Brown Advisory – WMC Strategic European Equity Fund, Brown Advisory –WMC Japan Alpha Opportunities Fund, Brown Advisory – Somerset Emerging Markets Fund, and Brown Advisory – Macquarie Asia New Stars Fund, each a series of shares of Brown Advisory Funds, and to the use of our report dated August 29, 2017 on the financial statements and financial highlights included in the 2017 Annual Report.   Such financial statements and financial highlights appear in the 2017 Annual Report to Shareholders, which is incorporated by reference on Form N-1A.

 /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 31, 2017